Consent of Independent Certified Public Accountants

     We have issued our report dated June 26, 1998 accompanying the financial statements of Insured Municipals Income Trust, Series 274 as of April 30, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
August 25, 1998